                      SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                          --------------------------


                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 1, 1997
                                                          -------------


                              TRC COMPANIES, INC.
                              -------------------
             (Exact name of registrant as specified in its charter)

        Delaware                     1-9947              06-0853807
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(State or other jurisdiction       (Commission           (IRS Employer
     of incorporation)             File Number)         Identification No.)


5 Waterside Crossing, Windsor, CT                                        06095
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number including area code               (860) 289-8631
                                                                --------------

Item 5.  Other Events

On April 1, 1997, a special committee of the outside board members of TRC Companies, Inc. ("TRC" or the "Company") selected Richard D. Ellison, Ph.D. to become Chairman of the Board, President and Chief Executive Officer. Vincent A. Rocco, chairman and chief executive officer, and Bruce D. Cowen, president, had resigned.

Dr. Ellison, currently president of TRC's subsidiary TRC Environmental Solutions, Inc. and Chief Engineer of TRC, had been chief executive officer and principal owner of Environmental Solutions, Inc. before its acquisition by TRC in 1994. In a related action, the special committee has asked Richard J. McGuire, Jr. to join the Board of Directors. Mr. McGuire, who was president of TRC Environmental Corporation, TRC's other principal operating subsidiary prior to December, 1996, had previously been chief executive officer and principal owner of Mariah Associates, Inc., which was also acquired by TRC in 1994.

On April 1, 1997, TRC reached an agreement with Mr. Rocco and Mr. Cowen, under which they have agreed to reimburse the Company for the amount of any benefits they previously received with respect to the exercise of stock options in excess of the amounts authorized to have been granted to them, as well as certain travel and entertainment expenses that exceed Company policies. The amounts at issue are being ascertained.

On April 2, 1997, the Company announced that preliminary estimates indicate that its third quarter results for the period ended March 31, 1997, show a small decrease in net service revenue compared with the fiscal 1997 second quarter, and a slight net loss. For the second quarter, TRC reported net service revenue of $12.7 million and net income of $119,708 or $0.02 per share.

TRC advised that it is not the Company's policy or practice to comment on financial results before final data are available, but Dr. Richard Ellison, its new president and CEO, decided to depart from that practice because of the circumstances created by the sudden shift in senior management announced on April 1, 1997.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                TRC COMPANIES, INC.


Date:  April 3, 1997                    By:      /s/Martin H. Dodd
                                           ----------------------------------
                                                    Martin H. Dodd
                                                Senior Vice President,
                                             General Counsel and Secretary